As filed with the Securities and Exchange Commission

Registration No. 333-162142

on November 20, 2009.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3/A-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WIZZARD SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

COLORADO

87-0609860

(State or other jurisdiction of

 (I.R.S. Employer

incorporation or organization)

 Identification No.)

5001 Baum Blvd. Suite 770

Pittsburgh, Pennsylvania  15213

(412) 61-0902

(Address, including zip code, and telephone number,

including area code of principal executive offices)

John Busshaus

Chief Financial Officer

Wizzard Software Corporation

5001 Baum Blvd.

Suite 770

Pittsburgh PA 15213

(Name, Address, including zip code, and telephone number,

including area code of agent for service)

With a copy to:

Branden T. Burningham, Esq.

455 East 500 South

Suite 205

Salt Lake City, UT  84111

(801) 363-7411

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement is declared effective

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. []

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. []

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. []

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definition of “large accelerated filer,” “accelerated filer,” “non-accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer []      Accelerated filer []     Non-accelerated filer []    Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee
Common Stock, $.001 par value per share (3)
Preferred Stock, $.001 par value per share (4)
Warrants (5)
Debt Securities (6)
Units (7)
Total	$12,500,000	$12,500,000	$697.50

(1)

In no event will the aggregate offering price of all securities issued from time to time by the registrant under this registration statement exceed $12,500,000 or its equivalent in any other currency, currency units, or composite currency or currencies. The securities covered by this registration statement may be sold separately, together, or as units with other securities registered under this registration statement.

(2)

The proposed maximum aggregate price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(3)

Subject to note (1), this registration statement covers such an indeterminate amount of common stock (with accompanying purchase rights, if any), as may be sold, from time to time, at indeterminate prices, by the registrant.

(4)

Subject to note (1), this registration statement covers such an indeterminate number of shares of preferred stock (with accompanying purchase rights, if any) as may be sold from time to time at indeterminate prices by the registrant. Also covered is such an indeterminate amount of common stock (with accompanying purchase rights, if any,) (i) as may be issuable or deliverable upon conversion of shares of preferred stock, and (ii) as may be required for delivery upon conversion of shares of preferred stock as a result of anti-dilution provisions.

(5)

Subject to note (1), this registration statement covers such an indeterminate amount and number of warrants, representing rights to purchase common stock, preferred stock, debt securities, and other warrants registered under this registration statement as may be sold from time to time at indeterminate prices by the registrant. Also covered is such an indeterminate amount of common stock and preferred stock (in each case, with accompanying purchase rights, if any) and debt securities (i) as may be issuable or deliverable upon exercise of warrants, and (ii) as may be required for delivery upon exercise of any warrants as a result of anti-dilution provisions.

(6)

Subject to note (1), this registration statement covers such an indeterminate amount of debt securities, in an aggregate principal amount not to exceed $5 million in any period of 12 consecutive months, as may be sold from time to time at indeterminate prices by the registrant. Also covered is such an indeterminate amount of common stock and preferred stock (in each case, with accompanying purchase rights, if any) (i) as may be issuable or deliverable upon the exercise or conversion of debt securities, and (ii) as may be required for delivery upon exercise or conversion of debt securities as a result of anti-dilution provisions.

(7)

Subject to note (1), consisting of some or all of the securities listed above, in any combination.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Subject to completion, dated November 20, 2009

Prospectus

WIZZARD SOFTWARE CORPORATION

$12,500,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

We may offer to the public from time to time in one or more series or issuances:

 •

shares of our common stock;

 •

shares of our preferred stock;

 •

warrants to purchase shares of our common stock, preferred stock and/or debt securities;

 •

debt securities consisting of debentures, notes or other evidences of indebtedness; or

 •

units consisting of the combinations of some or all of the foregoing securities

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before you make your investment decision.

We will sell these securities directly to our stockholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

Our common stock is listed on the NYSE Amex under the symbol “WZE.” On November 18, 2009, the last reported sale price of our common stock on the NYSE Amex was $0.45 per share.

The aggregate market value of our outstanding voting and nonvoting common equity held by non-affiliates was $20,704,314 as of November 18, 2009.  We have offered and sold 3,000,000 shares of our common stock for aggregate gross proceeds of $1,320,000 pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 5 of this prospectus.

This prospectus may not be used to offer or sale any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        .

Table of Contents

About This Prospectus

1

About Wizzard Software Corporation

1

Risk Factors

1

Forward-Looking Statements

2

Ratio of Earnings to Fixed Charges

2

Use of Proceeds

2

Dilution

3

Plan of Distribution

3

Description of Common Stock

5

Description of Preferred Stock

5

Description of Warrants

6

Description of Debt Securities

7

Description of Units

9

Legal Matters

9

Experts

9

Where You Can Find More Information

9

Incorporation of Certain Information By Reference

10

You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell or seeking an offer to buy shares of our common stock under this prospectus or any applicable prospectus supplement in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein are accurate only as of their respective dates, regardless of the time of delivery of this prospectus or any sale of a security.

About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration or continuous offering process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $12,500,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell any of our securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before buying any of our securities in an offering.

You should rely only on the information contained or incorporated by reference in this prospectus or applicable prospectus supplement.  “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC.  We have not authorized anyone to provide you with different or additional information.  We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted.  You should assume that the information in this prospectus or any prospectus supplement, as well as the information incorporated by reference herein or therein, is accurate only as of the date of the documents containing the information.  Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, unless the context specifically indicates otherwise “the Company,” “we,” “us” and “our” refer to Wizzard Software Corporation.

About Wizzard Software Corporation

We operate in multiple industries which include software products and services that focus on speech recognition and text-to-speech technology; media services, podcasting and home healthcare.  Wizzard offers Text-To-Speech Engines from IBM and AT&T to software developers and businesses around the world, as well as speech recognition engines from IBM.  We currently distribute over 3.1 million podcast downloads a day and have incorporated our speech technology into the distribution system so that the audio and video used in podcasting can be turned into text for various uses.  We buy the distribution rights to apps that are sold in the iTunes App Store and we develop Apps for podcasters that are also sold in the iTunes App Store.  Interim HealthCare of Wyoming Inc., a wholly owned subsidiary, is a state licensed and Medicare certified home health agency. In addition, Interim HealthCare of Wyoming provides temporary staffing of healthcare professionals to facilities across the states of Wyoming and Montana.

Wizzard's corporate offices are located at 5001 Baum Blvd., Suite 770, Pittsburgh, PA 15213.   Our telephone number is (412) 621-0902.  Our website address is www.wizzardsoftware.com.  The information contained on our website is not incorporated by reference into, and does not form any part of this prospectus.  We also maintain offices in Casper, Wyoming and Billings, Montana for our Interim Healthcare operation.

Risk Factors

Investment in the offered securities involves risks.  Before acquiring any offered securities pursuant to this prospectus, you should carefully consider the information contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement, including, without limitation, the risks of an investment in our company under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2008, as the same may be updated from time to time by our future filings with the SEC.  The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities.  Please also refer to the section below entitled “Forward-Looking Statements.”

Forward-Looking Statements

This prospectus and the documents incorporated herein by reference contain, in addition to historical information, forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance and can be identified by the use of forward-looking terminology such as “may,” “could,” “expect,” “anticipate,” “estimate,” “continue” or other similar words. These forward-looking statements are based on management’s current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described in these statements. We caution investors that actual results or business conditions may differ materially from those projected or suggested in forward-looking statements as a result of various factors including, but not limited to, those described in the Risk Factors section of this prospectus and in the “Risk Factor” sections of our SEC filings. We cannot assure you that we have identified all the factors that create uncertainties. Readers should not place undue reliance on forward-looking statements. We undertake no obligation to publicly release the result of any revision of these forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.

Ratio of Earnings to Fixed Charges

Our earnings are inadequate to cover fixed charges.  The following table sets forth the dollar amount of the coverage.

							Nine Months
							Ended
	Year Ended December 31,						September 30,
	2004		2005	2006	2007	2008	2009
				(In thousands)

Ratio of Earnings to Fixed Charges(1)		—	—	—	—	—	—
Deficiency of Earnings Available to Cover Fixed Charges	$	(5,487)	$(5,959)	$(4,794)	$(17,931)	$(10,065)	$(5,020)
Ratio of Combined Fixed Charges and Preferred Stock Dividends to Earnings(1)		—	—	—	—	—	—
Deficiency of Earnings available to Cover Combined Fixed Charges and Preferred Stock Dividends		$(5,487)	$(5,959)	$(4,497)	$(25,666)	$(12,438)	$(5,412)

(1)

In each of the periods presented, our earnings were insufficient to cover fixed charges and accordingly ratios are not presented.

Use of Proceeds

We will receive all of the net proceeds from the sale by us of securities registered under the registration statement of which this prospectus is a part. Unless otherwise specified in a prospectus supplement accompanying this prospectus, we expect to use the net proceeds from the sale of our securities for general corporate purposes, which may include, among other things, reduction or refinancing of debt or other corporate obligations, potential acquisitions of complementary businesses, the financing of capital expenditures and other general corporate purposes, including working capital.

The actual application of proceeds from the sale of our securities issued hereunder will be described in the applicable prospectus supplement relating thereto. The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other funds. We currently have no plans for the specific use of the net proceeds. We will specify the principal purposes for which the net proceeds from the sale of our securities will be used in a prospectus supplement at the time of sale.

Dilution

Wizzard’s net tangible book value as of December 31, 2008, was $(113,711), or $(0.0025) per share of common stock.  Our net tangible book value as of September 30, 2009, was $(1,420,960), or $(0.027) per share of common stock. Net tangible book value per share is determined by dividing Wizzard’s tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of our common stock.  The following example shows the dilution to new investors at an assumed offering price of $0.45 (the last reported sale price of our common stock on November 18, 2009).

During the immediately preceding 12 months, we have sold 3,000,000 shares of our common stock for aggregate gross proceeds of $1,320,000, pursuant to an effective registration statement on Form S-3 (SEC File No. 333-158996).  Based on an aggregate market value of outstanding common stock held by non-affiliates equal to $20,704,314 as of November 18, 2009, and taking into account these recent sales of our common stock, upon effectiveness of the registration statement of which this prospectus is a part, we may currently offer securities for aggregate gross proceeds of up to $5,581,438 under this prospectus under General Instruction I.B.6. of Form S-3.  If we were to assume that 12,403,195 shares of common stock were sold at an assumed offering price of $0.45 per share (i.e., the maximum number of shares of common stock that we may currently sell under General Instruction I.B.6 of Form S-3), our net tangible book value as of September 30, 2009, would have been $4,090,578, or $0.062 per share, taking into account estimated offering costs of $69,900.  Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $0.089 per share and an immediate dilution to new stockholders of $0.388 per share.  The following table illustrates the per share dilution:

Assumed public offering price per share

$0.45

Net tangible book value per share before offering

         $(0.027)

Increase attributable to new investors

$0.089

Net tangible book value per share after offering

$0.062

Dilution per share to new stockholders

$0.388

Plan of Distribution

We may sell our securities from time to time to or through underwriters, dealers or agents or directly to purchasers, in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We may also issue these securities as compensation to such agents, underwriters or dealers for making sales of our securities. We may use these methods in any combination.

By Underwriters

We may use an underwriter or underwriters in the offer or sale of our securities.

•

If we use an underwriter or underwriters, we will execute an underwriting agreement and the offered securities will be acquired by the underwriters for their own account.

•

We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the prospectus supplement. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

•

The underwriters will use this prospectus and the prospectus supplement to sell our securities.

By Dealers

We may use a dealer to sell our securities.

•

If we use a dealer, we, as principal, will sell our securities to the dealer.

•

The dealer will then resell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

•

We will include the name of the dealer and the terms of our transactions with the dealer in the prospectus supplement.

By Agents

We may designate agents to solicit offers to purchase our securities.

•

We will name any agent involved in offering or selling our securities and any commissions that we will pay to the agent in the prospectus supplement.

•

Unless indicated otherwise in the prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

•

An agent may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

By Delayed Delivery Contracts

We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

•

If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when payment will be demanded and securities delivered under the delayed delivery contracts.

•

These delayed delivery contracts will be subject only to the conditions set forth in the prospectus supplement.

•

We will indicate in the prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors, including our affiliates. We will describe the terms of our direct sales in the prospectus supplement. We may also sell our securities upon the exercise of rights which we may issue.

Shareholder Subscription Offerings

Direct sales to our shareholders may be accomplished through shareholder subscription rights distributed to shareholders. In connection with the distribution of shareholder subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may sell any unsubscribed securities to third parties directly or through underwriters or agents. In addition, whether or not all of the underlying securities are subscribed for, we may concurrently offer additional securities to third parties directly or through underwriters or agents. The shareholder subscription rights will be distributed as a dividend to the shareholders for which they will pay no separate consideration and will not be transferable. The prospectus supplement with respect to the offer of securities under shareholder subscription rights will set forth the relevant terms of the shareholder subscription rights, including:

•

the number of shares of our common stock that will be offered under the shareholder subscription rights;

•

the period during which and the price at which the shareholder subscription rights will be exercisable;

•

any provisions for changes to or adjustments in the exercise price of the shareholder subscription rights; and

•

any other material terms of the shareholder subscription rights.

General Information

Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive and any profit they make on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement. We may indemnify agents, underwriters, and dealers against certain civil liabilities, including liabilities under the Securities Act, or make contributions to payments they may be required to make relating to those liabilities. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Representatives of the underwriters or agents through whom our securities are or may be sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum.

Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters or agents to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us and our subsidiaries in the ordinary course of business.

Description of Common Stock

We may issue shares of our common stock, either separately or together with other securities offered pursuant to this prospectus.  We are authorized to issue up to 100,000,000 shares of stock, par value of $0.001 per share.  At November 19, 2009, there were 53,977,565 shares of our common stock issued and outstanding.  The approximate number of stockholders of record of our common stock as of November 19, 2009, was 345, with approximately 5,900 beneficial holders as of that date.  You should read the applicable prospectus supplement relating to an offering of shares of our common stock, or of securities convertible, exchangeable or exercisable for shares of our common stock, for the terms of such offering, including the number of shares of common stock offered, the initial offering price and the market prices relating to our common stock.

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock to be issued upon completion of an offering will be fully paid and nonassessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Transfer Agent and Registrar

The transfer agent and registrar for our commons stock is Interwest Transfer Company, Inc. 1981 East Murray-Holladay Road, Salt Lake City, Utah  84117; telephone (801) 272-9294.

Description of Preferred Stock

Our authorized preferred stock has priority over our common stock with respect to dividends and other distributions, including the distribution of assets upon liquidation.

The Company has authorized 10,000,000 shares of preferred stock, $0.001 par value.  As of November 19, 2009, the Company had 4,182 Series A Preferred shares issued and outstanding. The Series A Preferred shares have no voting rights, with liquidation rights of stated value plus unpaid dividends and damages.  The Series A Preferred shares, dividends, and any damages are convertible into common shares at $1.00 per common share.

Holders of the Series A Preferred Stock were entitled to receive cumulative dividends of 7% per annum for the first two years after issuance of the Preferred Stock and 18% per annum thereafter, payable on January 1 and July 1, beginning on January 1, 2008, either in cash or, at the Company’s option, in shares of the Company’s common stock until the dividend was eliminated in connection with the decrease in the conversion price of the Series A Preferred Stock from $2.05 per share to $1.00 per share on December 2, 2008.

In addition, our board of directors has the authority, without further stockholder authorization, to issue from time to time shares of preferred stock in one or more series and to fix the dividend rights, dividend rate, voting rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any series and the designation thereof. The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could decrease the amount of earnings and assets available for distribution to the holders of common stock, could adversely affect the rights and powers, including voting rights, of the common stock, and could have the effect of delaying, deterring or preventing a change in control of us or an unsolicited acquisition proposal.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

 •

the title and stated value;

 •

the number of shares offered, the liquidation preference per share and the purchase price;

 •

the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

 •

whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

 •

the procedures for any auction and remarketing, if any;

 •

the provisions for a sinking fund, if any;

 •

the provisions for redemption, if applicable;

 •

any listing of the preferred stock on any securities exchange or market, if applicable;

 •

whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

 •

whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

 •

voting rights, if any, of the preferred stock;

 •

the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

 •

any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company.

Transfer Agent and Registrar

The transfer agent and registrar for any series or class of preferred stock is Interwest Transfer Company, Inc.

Description of Warrants

We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•

the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•

the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•

if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•

if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise of the warrants, and a description of that series of our preferred stock;

•

if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise of the warrants, and a description of that series of debt securities;

 •

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•

any provisions for changes to or adjustments in the exercise price of the warrants;

•

whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•

the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•

if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

•

if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•

information with respect to book-entry procedures, if any;

•

the anti-dilution provisions of the warrants, if any;

•

any redemption or call provisions;

•

whether the warrants are to be sold separately or with other securities as parts of units; and

•

any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants is Interwest Transfer Company, Inc.

Description of Debt Securities

This section describes the general terms and provisions of our debt securities that we may issue.  When we offer to sell a particular series of debt securities we will provide the specific terms of the series in a prospectus supplement.  Accordingly, for a description of the terms of any series of debt securities, you must refer to both the prospectus supplement relating to that series and the description of the debt securities in this prospectus.  To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

General

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount, in an aggregate principal amount not to exceed $5 million in any period of 12 consecutive months.   We will rely on an exemption from the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), for any debt securities that we will offer under this prospectus.  Accordingly, we do not intend to use an indenture and a trustee in connection with the offer and sale of such debt securities.  As a result, investors in our debt securities will not enjoy the protections of the Trust Indenture Act, namely the requirement of a trust indenture containing certain provisions required by such act, and the appointment of a trustee who is qualified thereunder.  We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The applicable prospectus supplement or free writing prospectus with respect to any debt securities will set forth, to the extent required, the following terms of the debt securities offered pursuant thereto:

•

the title and series of such debt securities;

•

any limit upon the aggregate principal amount of such debt securities of such series;

•

whether such debt securities will be in global or other form;

•

the date or dates and method or methods by which principal and any premium on such debt securities is payable;

•

the interest rate or rates (or method by which such rate will be determined), if any;

 •

the dates on which any such interest will be payable and the method of payment;

•

whether and under what circumstances any additional amounts are payable with respect to such debt securities;

•

the notice, if any, to holders of such debt securities regarding the determination of interest on a floating rate debt security;

•

the basis upon which interest on such debt securities shall be calculated, if other than that of a 360 day year of twelve 30-day months;

•

the place or places where the principal and interest or additional amounts, if any, on such debt securities will be payable;

•

any redemption or sinking fund provisions, or the terms of any repurchase at the option of the holder of the debt securities, if any;

•

the denominations of such debt securities, if other than $1,000 and integral multiples thereof, if applicable;

•

any rights of the holders of such debt securities to convert the debt securities into, or exchange the debt securities for, other securities or property;

•

the terms, if any, on which payment of principal or any premium, interest or additional amounts on such debt securities will be payable in a currency other than U.S. dollars;

•

the terms, if any, by which the amount of payments of principal or any premium, interest or additional amounts on such debt securities may be determined by reference to an index, formula, financial or economic measure or other methods;

•

the portion of the principal amount of such debt securities that will be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

•

any events of default or covenants in and remedies therefor;

•

whether such debt securities will be subject to defeasance or covenant defeasance;

•

the terms, if any, upon which such debt securities are to be issuable upon the exercise of warrants, units or rights;

•

any trustees and any authenticating or paying agents, transfer agents or registrars or any other agents with respect to such debt securities;

•

the terms, if any, on which such debt securities will be subordinate to other debt of the Company;

•

whether such debt securities will be secured by collateral and the terms of such security; and

•

any other specific terms of such debt securities and any other deletions from or additions to or modifications of the indenture with respect to such debt securities.

Debt securities may be presented for exchange, conversion or transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable offering material.

Exchange and/or Conversion Rights

We may issue debt securities which can be exchanged for or converted into shares of common stock or preferred stock. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.

Covenants

Unless otherwise indicated in this prospectus or a prospectus supplement, the debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of any debt securities.

Description of Units

General

We may issue units comprised of any combination of our debt securities, common stock, preferred stock and warrants, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of units that we may offer. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement, under which a unit is issued, if any, may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

Applicable prospectus supplements will contain, where applicable, the following terms of and other information relating to units:

•

the terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

 •

whether the units will be issued in fully registered or global form; and

 •

other material terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Debt Securities,” “Description of Common Stock”, “Description of Preferred Stock” and “Description of Warrants,” will apply to each unit and to each security included in each unit as applicable.

Legal Matters

The validity of the securities being offered by this prospectus has been passed upon for Wizzard Software Corporation by Branden T. Burningham, Esq. of Salt Lake City, Utah.  Mr. Burningham was not employed for such purpose on a contingent basis and has not received and is not to receive in connection with the offering of such securities any substantial interest, direct or indirect in Wizzard or any of its subsidiaries or was connected with Wizzard or any of its subsidiaries as a promoter, managing underwriter, voting trustee, director, officer or employee.

Experts

The financial statements incorporated into this prospectus by reference to our Annual Report on Form 10-K-A1 for the fiscal year ended December 31, 2008, have been audited by Gregory & Associates, LLC, an independent registered public accounting firm, as indicated in their report with respect thereto.  These financial statements have been so incorporated in reliance upon the report of Gregory & Associates, LLC given upon their authority as experts in accounting and auditing.

Where You Can Find More Information

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file with the SEC at the Public Reference Room at 100 F Street, N.W., Washington, D.C. 20549. You may also obtain information on the operations of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an internet site (http://www.sec.gov) that contains the reports, proxy and information statements, and other information that we file electronically with the SEC.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and the securities, including exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the above address or from the SEC’s Internet site.

Our internet address is www.wizzardsoftware.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document. Our web address is included in this document as an inactive textual reference only.

Incorporation of Certain Information By Reference

The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus. Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the sale of all the shares covered by this prospectus.

•

Our Annual Report on Form 10-K-A1 for the year ended December 31, 2008;

•

Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009;

•

Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009;

•

Our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009;

•

Our Current Reports on Form 8-K filed with the SEC on April 29, 2009;

•

Our Current Reports on Form 8-K filed with the SEC on June 22, 2009;

•

Our Current Report on Form 8-K filed with the SEC on September 15, 2009;

•

Our Current Report on Form 8-K filed with the SEC on October 21, 2009;

•

Our Current Report on Form 8-K filed with the SEC on October 30, 2009;

•

Our Current Report on Form 8-K filed with the SEC on November 18, 2009;

•

Our definitive proxy statement filed with the SEC on April 30, 2009;

•

The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on January 30, 2008, including any amendments or reports filed for the purpose of updating such description; and

•

All filings we make with the SEC pursuant to the Exchange Act after the date of the initial registration statement, of which this prospectus is a part, and prior to the effectiveness of the registration statement.

You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:

Wizzard Software Corporation
5001 Baum Blvd
Pittsburgh, Pennsylvania 15213
Attn: John Busshaus, Chief Financial Officer
Telephone: (412) 621-0902

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities.

PART II

Information Not Required In Prospectus

ITEM 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by the registrant. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission Registration Fee	$697.50
NYSE Amex Fee	$60,000
Legal fees and expenses	$7,500
Transfer agent and registrar fees and expenses	$0
Accounting fees and expenses	$1,000
Printing and engraving expenses	$0
Miscellaneous	$702.50

Total Expenses	$69,900

ITEM 15. Indemnification of Directors and Officers

Section 7-109-102 of the Colorado Code authorizes a Colorado corporation to indemnify any director against liability incurred in any proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Unless limited by the Articles of Incorporation, Section 7-109-105 authorizes a director to apply for indemnification to the court conducting the proceeding or another court of competent jurisdiction.  Section 7-109-107 extends this right to officers of a corporation as well.

Unless limited by the Articles of Incorporation, Section 7-109-103 requires that a corporation indemnify a director who was wholly successful in defending any proceeding to which he or she was a party against reasonable expenses incurred in connection therewith.  Unless limited by the Articles of Incorporation, Section 7-109-107 extends this protection to officers of a corporation as well.

Pursuant to Section 7-109-104, the corporation may advance a director's expenses incurred in defending any action or proceeding upon receipt of an undertaking and a written affirmation of his or her good faith belief that he or she has met the standard of conduct specified in Section 7-109-102.  Unless limited by the Articles of Incorporation, Section 7-109-107 extends this protection to officers of a corporation as well.

Regardless of whether a director, officer, employee or agent has the right to indemnity under the Colorado Code, Section 7-109-108 allows the corporation to purchase and maintain insurance on his or her behalf against liability resulting from his or her corporate role.

Article VIII of our Bylaws reiterates the provisions of Section 7-109-102 of the Colorado Code, and extends this protection to our officers and employees.  Article VIII also provides that a judgment or conviction, whether based upon a plea of guilty or nolo contend ere or its equivalent, or after trial, shall not in and of itself be deemed to be an adjudication that such director, officer or employee is liable to us for negligence or misconduct in the performance of his or her duties.  This determination can be made, at the option of the director, officer or employee seeking indemnification in any of the following manners: (a) order of the court or administrative agency having jurisdiction of the action, suit or proceeding; (b) resolution of a majority of the non-interested members of the Board of Directors; (c) if there is no quorum after excluding interested directors, by majority resolution of a committee of non-interested stockholders and directors appointed by the Board of Directors; (d) resolution of a majority of the quorum directors at any meeting; or (e) an order of any court having jurisdiction over us.

ITEM 16. Exhibits

Exhibit Number	Description of Document

5	Opinion of Branden T. Burningham, Esq. regarding the legality of the securities being offered*

12	Statement re: Computation of Ratios*

23.1	Consent of Branden T. Burningham, Esq. (included as part of Exhibit 5)*

23.2	Consent of Gregory & Associates, LLC, an independent registered public accounting firm

*  Incorporated by reference from our Registration Statement on Form S-3 (SEC File No. 333-162142) filed with the     Securities and Exchange Commission on September 25, 2009.

ITEM 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) if the registrant is relying on 430B:

(A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

 (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to existing provisions or arrangements whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania, on November 20, 2009.

Wizzard Software Corporation
Registrant

By:	/s/ Christopher J. Spencer
Christopher J. Spencer
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date:	11/20 /09	/s/ Christopher J. Spencer
Christopher J. Spencer
Chief Executive Officer and Chairman of the Board

Date:	11/20 /09	/s/ John Busshaus
John Busshaus
Chief Financial Officer and Principal Accounting Officer

Date:	11/20/09	/s/ David Mansueto
David Mansueto
Director

Date:	11/20/09	/s/ Denis Yevstifeyev
Denis Yevstifevey
Director

Date:	11/20/09	/s/ Douglas Polinsky
Douglas Polinsky
Director

Date:	11/20/09	/s/ J. Gregory Smith
J. Gregory Smith
Director

14